CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       DEAN WITTER SPECTRUM BALANCED L.P.

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               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                         UNIFORM LIMITED PARTNERSHIP ACT

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                  The  undersigned,  for the purpose of amending the Certificate of Limited Partnership of Dean Witter Spectrum Balanced L.P. filed with the Secretary of State of Delaware on April 29, 1994, does hereby certify as follows:

                  First.     Name  of  Limited  Partnership.  The  name  of  the
         limited partnership is Dean Witter Spectrum Balanced L.P.

                  Second.    Amendment.  Article  First  of the  Certificate  of
         Limited Partnership is amended to read in full as follows:

                  "First.     Name  of  Limited  Partnership.  The  name  of the
         limited partnership is Dean Witter Spectrum Global Balanced L.P."

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate of Amendment of Certificate of Limited Partnership as of the 17 day of April, 1998.


                                                   By: DEMETER MANAGEMENT
                                                       CORPORATION,
                                                       General Partner


                                                   By  /s/ Mark J. Hawley
                                                       -------------------------
                                                       Mark J. Hawley
                                                       President